Exhibit 99.2 3rd Quarter 2019 Earnings Release Presentation November 4, 2019

Available Information On November 4, 2019, Consolidated Edison, Inc. issued a press release reporting its third quarter 2019 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2019 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measure This presentation also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure is also useful and meaningful to investors to facilitate their analysis of the company's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4 – 5 Dividend and Earnings Announcements 6 3Q 2019 Earnings 7 – 10 3Q 2019 Developments 11 – 12 YTD 2019 Earnings 13 – 16 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 17 CECONY Electric & Gas Joint Proposal 18 – 24 Earnings Adjustment Mechanisms and Positive Incentives 25 Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) 26 – 27 CECONY Operations and Maintenance Expenses 28 Composition of Regulatory Rate Base 29 Average Rate Base Balances 30 Regulated Utilities' Rates of Return and Equity Ratios 31 Capital Expenditures and Utilities' Capital Expenditures 32 – 33 Financing Activity to Date and Debt Maturities 34 Capital Structure and Commercial Paper and Letters of Credit 35 – 36 Utilities' Sales and Revenues 37 – 42 3Q and YTD 2019 Summary of Segmented Financial Statements 43 – 46 List of Notes to 2019 Third Quarter Form 10-Q Financial Statements 47 3

Organizational Structure

conEdison

Market Cap[(a)]:	**$31.4 billion**
Ratings[(b)]:	Baa1 / BBB+ / BBB+
Outlook[(b)]:	Stable / Stable / Stable



Utilities
Transmission
Clean Energy
Consolidated Edison Company of New York, Inc. (CECONY)
Orange and Rockland Utilities, Inc. (O&R)
Rockland Electric Company (RECO)
Con Edison Transmission, Inc. (Con Edison Transmission or CET)
Con Edison Gas Pipeline and Storage, LLC (CET Gas)
Consolidated Edison Transmission, LLC (CET Electric)
Mountain Valley Pipeline, LLC
12.5%
Stagecoach Gas Services, LLC
50%
New York Transco LLC
45.7%
Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)
Consolidated Edison Development, Inc. (Con Edison Development or CED)
Consolidated Edison Energy, Inc. (Con Edison Energy or CEE)
Consolidated Edison Solutions, Inc. (Con Edison Solution or CES)

a. As of September 30, 2019.
b. Senior unsecured ratings and outlook shown in order of Moody's / S&P / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On October 17, 2019, the company issued a press release reporting that the company had declared a quarterly dividend of 74 cents a share on its common stock. • On November 4, 2019, the company issued a press release forecasting its adjusted earnings per share for the year 2019 to be in the range of $4.25 to $4.35 a share.(a) The company's previous forecast was in the range of $4.25 to $4.45 per share.(a) 3Q 2019 vs. 3Q 2018 YTD 2019 vs. YTD 2018 $3.51 $3.56 $3.38 $3.20 $1.54 $1.57 $1.42 $1.40 2019 2018 2019 2018 2019 2018 2019 2018 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.20) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

3Q 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $1.42 $1.40 $473 $435 HLBV effects of the Clean Energy Businesses (pre-tax) 0.10 — 30 — Income taxes (a) (0.03) — (7) — HLBV effects of the Clean Energy Businesses (net of tax) 0.07 — 23 — Income tax effect of the TCJA — 0.14 — 42 Sempra Solar Holdings, LLC transaction costs (pre-tax) — 0.04 — 14 Income taxes (b) — (0.01) — (4) Sempra Solar Holdings, LLC transaction costs (net of tax) — 0.03 — 10 Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.07 — 23 3 Income taxes (b) (0.02) — (6) (1) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.05 — 17 2 Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.54 $1.57 $513 $489 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended September 30, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended September 30, 2019 and a combined federal and state income tax rate of 28% for the three months ended September 30, 2018. 7

Walk from 3Q 2018 EPS to 3Q 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $1.57 $0.09 $0.01 $1.54 $1.40 $0.18 $1.42 $(0.13) $(0.13) $(0.03) $0.00 $0 $0.00 $0 (a) (a) 3Q 2018 CECONY O&R CEBs CET Other 3Q 2019 3Q 2018 CECONY O&R CEBs CET Other 3Q 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

3Q 2019 vs. 3Q 2018 EPS Variances – Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.11	Reflects higher electric and gas net base revenues of $0.19 a share and $0.01 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans.
Operations and maintenance expenses	(0.11)	Reflects higher costs for pension and other postretirement benefits of $(0.04) a share, stock-based compensation of $(0.03) a share and uncollectibles of $(0.02) a share.
Depreciation, property taxes and other tax matters	(0.10)	Reflects higher property taxes of $(0.06) a share and higher depreciation and amortization expense of $(0.06) a share, offset, in part, by the reduction in the sales and use tax reserve upon conclusion of the audit assessment of $0.02 a share.
Other	(0.03)	Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.09) a share, offset, in part, by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.05 a share.
Total CECONY	**$(0.13)**	
O&R[a]		
Changes in rate plans	0.03	Reflects primarily an electric base rate increase under the company's new rate plan, effective January 1, 2019.
Depreciation, property taxes and other tax matters	(0.01)	Reflects higher depreciation and amortization expense.
Other	(0.02)	Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.01) a share.
Total O&R	**$ —**	
Clean Energy Businesses		
Operating revenues less energy costs	0.27	Reflects primarily higher revenues from renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.30 a share, and lower gas purchased for resale due to lower purchased volume of $0.12 a share, offset, in part, by lower wholesale revenues of $(0.13) a share.
Operations and maintenance expenses	(0.01)	Reflects higher costs associated with additional renewable electric production projects in operation resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC. of $(0.03) a share, offset, in part, by lower energy services costs of $0.02 a share.
Depreciation and amortization	(0.08)	Reflects an increase in renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	(0.12)	Reflects primarily an increase in debt resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC.
HLBV effects	(0.07)	
Other	(0.02)	Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.
Total CEBs	**$(0.03)**	
Other		
Parent company and consolidation adjustments	**$ 0.18**	
Reported EPS (GAAP)	**$ 0.02**	
HLBV effects of the Clean Energy Businesses	0.07	
Net mark-to-market effects of the Clean Energy Businesses	0.05	
Income tax effect of the TCJA in 2018	(0.14)	
Sempra Solar Holdings, LLC transaction costs in 2018	(0.03)	
Adjusted EPS (non-GAAP)	**$(0.03)**	

a. Under the revenue decoupling mechanisms in the utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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3Q 2019 vs. 3Q 2018 EPS Reconciliation by Company

Three Months Ended September 30, 2019

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.25**	**$0.07**	**$0.07**	**$0.04**	**$(0.01)**	**$1.42**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.10	—	—	0.10
Income taxes (a)	—	—	(0.03)	—	—	(0.03)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.07**	**—**	**—**	**0.07**
Net mark-to-market losses (pre-tax)	—	—	0.07	—	—	0.07
Income taxes (b)	—	—	(0.02)	—	—	(0.02)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.05**	**—**	**—**	**0.05**
Adjusted EPS – Non-GAAP basis	**$1.25**	**$0.07**	**$0.19**	**$0.04**	**$(0.01)**	**$1.54**

Three Months Ended September 30, 2018

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.38**	**$0.07**	**$0.10**	**$0.04**	**$(0.19)**	**$1.40**
Income tax effect of the TCJA	**—**	**—**	**—**	**—**	**0.14**	**0.14**
Sempra Solar Holdings, LLC transaction costs (pre-tax)	—	—	—	—	0.04	0.04
Income taxes (b)	—	—	—	—	(0.01)	(0.01)
Sempra Solar Holdings, LLC transaction costs (net of tax)	**—**	**—**	**—**	**—**	**0.03**	**0.03**
Adjusted EPS – Non-GAAP basis	**$1.38**	**$0.07**	**$0.10**	**$0.04**	**$(0.02)**	**$1.57**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended September 30, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended September 30, 2019 and a combined federal and state income tax rate of 28% for the three months ended September 30, 2018.
c. Includes parent company and consolidation adjustments.

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3Q 2019 Developments(a) CECONY & O&R • In October 2019, CECONY, the staff of the New York State Public Service Commission (NYSPSC) and other parties entered into a Joint Proposal for CECONY electric and gas rate plans for the three-year period January 2020 through December 2022 reflecting an 8.8 percent return on common equity and a common equity ratio of 48 percent. The Joint Proposal is subject to NYSPSC approval. (pages 24-25) • In October 2019, the New Jersey Division of Rate Counsel staff submitted testimony in the New Jersey Board of Public Utilities proceeding in which RECO requested an electric rate increase, effective February 2020. The Division of Rate Counsel staff testimony supports an electric rate increase of $5.8 million reflecting, among other things, an 8.9 percent return on common equity and a common equity ratio of 47.14 percent. In October 2019, RECO filed an update to the request it filed in May 2019. The company increased its requested February 2020 rate increase from $19.9 million to $20.3 million. The updated filing reflects an increase to the common equity ratio from 49.93 percent to 50.16 percent and a decrease in the return on common equity from 10.00 percent to 9.60 percent. (page 26) • On July 13, 2019, electric service was interrupted to approximately 72,000 CECONY customers on the west side of Manhattan. The NYSPSC and the Northeast Power Coordinating Council, a regional reliability entity, are investigating the July 13, 2019 power outage. The NYSPSC is also investigating other CECONY power outages that occurred in July 2019. Pursuant to the reliability performance provisions of its electric rate plan, as a result of the July 13, 2019 power outage, the company is subject to a $5 million negative revenue adjustment (which it recognized in the third quarter of 2019). The company is unable to estimate the amount or range of its possible additional loss related to the power outages. At September 30, 2019, the company had accrued a $5 million liability related to the power outages. (page 27) • The Utilities’ current five-year forecasts for 2020-2024 of average annual growth of the peak demand in their service areas at design conditions (pages 49-50): Electric Gas Steam CECONY (0.1) percent 1.5 percent (0.4) percent O&R (0.2) percent 0.7 percent a. Page references to 3Q 2019 Form 10-Q. 11

3Q 2019 Developments (cont'd)(a) Clean Energy Businesses • The Clean Energy Businesses have 2,634 MW (AC) of utility-scale renewable energy production projects in service (2,616 MW) or in construction (18 MW) and 54 MW (AC) of behind-the-meter renewable energy production projects in service (46 MW) or in construction (8 MW). (page 81) • 1,710 million of kWh of electricity was generated from solar projects and 317 million of kWh generated from wind projects for the quarter ending September 30, 2019. (page 82) • Regarding the Pacific Gas and Electric Company (PG&E) bankruptcy, at September 30, 2019, Con Edison’s consolidated balance sheet included $827 million of net non-utility plant relating to the PG&E Projects, $1,075 million of intangible assets relating to the PG&E PPAs, $287 million of net non-utility plant of additional projects that secure the related project debt and $1,012 million of non-recourse related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to Con Edison Development have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. During the first quarter of 2019, Con Edison reclassified on its consolidated balance sheet the PG&E-related project debt that was included in long-term debt to long-term debt due within one year. At September 30, 2019, long-term debt due within one year included $1,012 million of PG&E-related project debt. (pages 22, 30 and 82) Con Edison Transmission • In October 2019, the operator of the Mountain Valley Pipeline, which is being constructed by a joint venture in which CET Gas has a 12.5 percent ownership interest, indicated that it now expects a late 2020 full in-service date for the project at an overall project cost of $5,300 million to $5,500 million, excluding allowance for funds used during construction. CET Gas, as it is permitted to do under the joint venture agreement, plans to limit its cash contributions to the joint venture to approximately $530 million, in which case its ownership interest in the joint venture would be reduced to approximately 10 percent (based on the current project cost estimate). At September 30, 2019, CET Gas’s cash contributions to the joint venture amounted to $488 million. (page 82) a. Page references to 3Q 2019 Form 10-Q. 12

YTD 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $3.20 $3.38 $1,048 $1,051 HLBV effects of the Clean Energy Businesses (pre-tax) 0.25 — 79 — Income taxes (a) (0.07) — (19) — HLBV effects of the Clean Energy Businesses (net of tax) 0.18 — 60 — Income tax effect of the TCJA — 0.14 — 42 Sempra Solar Holdings, LLC transaction costs (pre-tax) — 0.04 — 14 Income taxes (b) — (0.01) — (4) Sempra Solar Holdings, LLC transaction costs (net of tax) — 0.03 — 10 Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.18 0.01 54 5 Income taxes (b) (0.05) — (13) (2) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.13 0.01 41 3 Adjusted Earnings and Adjusted EPS – non-GAAP basis $3.51 $3.56 $1,149 $1,106 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2019 and a combined federal and state income tax rate of 28% for the nine months ended September 30, 2018. 13

Walk from YTD 2018 EPS to YTD 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $3.56 $0.05 $0.02 $3.51 $3.38 $0.01 $0.01 $0.19 $3.20 $(0.13) $(0.13) $(0.25) $0.00 $0.00 (a) YTD 2018 CECONY O&R CEBs CET Other YTD 2019 YTD 2018 CECONY O&R CEBs CET Other (a) YTD 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 14

YTD 2019 vs. YTD 2018 EPS Variances – Nine Months Ended Variation CECONY(a) Changes in rate plans $ 0.59 Reflects higher electric and gas net base revenues of $0.42 a share and $0.12 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans and growth in the number of gas customers of $0.02 a share. Weather impact on steam revenues (0.05) Reflects the impact of warmer winter weather in 2019. Operations and maintenance expenses (0.23) Reflects higher costs for pension and other postretirement benefits of $(0.11) a share, stock-based compensation of $(0.07) a share and regulatory assessments and fees that are collected in revenues from customers of $(0.05) a share. Depreciation, property taxes and other tax (0.38) Reflects higher property taxes of $(0.19) a share, higher depreciation and amortization expense of $(0.17) a share and the matters absence of New York State sales and use tax refunds received in 2018 of $(0.04) a share; offset, in part, by the reduction in the sales and use tax reserve upon conclusion of the audit assessment of $0.02 a share. Other (0.06) Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.16) a share and higher interest expense on long- term debt of $(0.09) a share, offset, in part, by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.14 a share. Total CECONY $(0.13) O&R(a) Changes in rate plans 0.03 Reflects an electric base rate increase of $0.05 a share, offset, in part, by a gas base rate decrease of $(0.02) a share under the company's new rate plans, effective January 1, 2019. Operations and maintenance expenses 0.02 Reflects primarily a reduction of a regulatory asset associated with certain site investigation and environmental remediation costs in 2018. Depreciation, property taxes and other tax (0.02) Reflects higher depreciation and amortization expense. matters Other (0.02) Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.01) a share. Total O&R $ 0.01 Clean Energy Businesses Operating revenues less energy costs 0.44 Reflects primarily higher revenues from renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.68 a share, offset, in part, by lower engineering, procurement and construction services revenues of $(0.22) a share. Operations and maintenance expenses 0.14 Reflects primarily lower engineering, procurement and construction costs of $0.20 a share and lower energy services costs of $0.02 a share, offset, in part, by higher costs associated with additional renewable electric production projects in operation resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC. of $(0.08) a share. Depreciation and amortization (0.27) Reflects an increase in renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC. Net interest expense (0.31) Reflects primarily an increase in debt resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC. HLBV effects (0.18) Other (0.07) Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC. Total Clean Energy Businesses $(0.25) Other Parent company and consolidation $ 0.19 adjustments Reported EPS (GAAP) $(0.18) HLBV effects of the Clean Energy Businesses 0.18 Net mark-to-market effects of the Clean 0.12 Energy Businesses Income tax effect of the TCJA in 2018 (0.14) Sempra Solar Holdings, LLC, transaction (0.03) costs in 2018 Adjusted EPS (non-GAAP) $(0.05) a. Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 15

YTD 2019 vs. YTD 2018 EPS Reconciliation by Company

Nine months ended September 30, 2019

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$2.99**	**$0.18**	**$(0.06)**	**$0.11**	**$(0.02)**	**$3.20**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.25	—	—	0.25
Income taxes (a)	—	—	(0.07)	—	—	(0.07)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.18**	**—**	**—**	**0.18**
Net mark-to-market losses (pre-tax)	—	—	0.18	—	—	0.18
Income taxes (b)	—	—	(0.05)	—	—	(0.05)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.13**	**—**	**—**	**0.13**
Adjusted EPS – Non-GAAP basis	**$2.99**	**$0.18**	**$0.25**	**$0.11**	**$(0.02)**	**$3.51**

Nine months ended September 30, 2018

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$3.12**	**$0.17**	**$0.19**	**$0.11**	**$(0.21)**	**$3.38**
Income tax effect of the TCJA	**—**	**—**	**—**	**—**	**0.14**	**0.14**
Sempra Solar Holdings, LLC transaction costs (pre-tax)	—	—	—	—	0.04	0.04
Income taxes (b)	—	—	—	—	(0.01)	(0.01)
Sempra Solar Holdings, LLC transaction costs (net of tax)	**—**	**—**	**—**	**—**	**0.03**	**0.03**
Net mark-to-market losses (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$3.12**	**$0.17**	**$0.20**	**$0.11**	**$(0.04)**	**$3.56**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2019 and a combined federal and state income tax rate of 28% for the nine months ended September 30, 2018.
c. Includes parent company and consolidation adjustments.

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Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2015	2016	2017	2018[d]	2019[a][d]
Reported EPS – GAAP basis	**$4.07**	**$4.15**	**$4.97**	**$4.43**	**$4.25**
Income tax effect of the TCJA	**—**	**—**	**(0.85)**	**0.14**	**—**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.25
Income taxes (c)	—	—	—	—	(0.07)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.18**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (b)	—	—	—	(0.36)	(0.36)
Income taxes (c)	—	—	—	0.10	0.10
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**—**	**(0.26)**	**(0.26)**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	—	(0.32)	—	—	—
Income taxes (c)	—	0.13	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)	**—**	**(0.19)**	**—**	**—**	**—**
Goodwill impairment related to the CEBs' energy services business (pre-tax)	—	0.07	—	—	—
Income taxes (c)	—	(0.03)	—	—	—
Goodwill impairment related to the CEBs' energy services business (net of tax)	**—**	**0.04**	**—**	**—**	**—**
Impairment of assets held for sale (pre-tax)	0.02	—	—	—	—
Income taxes (c)	(0.01)	—	—	—	—
Impairment of assets held for sale (net of tax)	**0.01**	**—**	**—**	**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	—	(0.02)	—	0.03	0.19
Income taxes (c)	—	0.01	—	(0.01)	(0.05)
Net mark-to-market effects of the CEBs (net of tax)	**—**	**(0.01)**	**—**	**0.02**	**0.14**
Adjusted EPS – Non-GAAP basis	**$4.08**	**$3.99**	**$4.12**	**$4.33**	**$4.31**

a. Represents 12-month trailing EPS ending September 30, 2019.
b. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
c. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the twelve months ended September 30, 2019 and the years 2015 – 2018.
d. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.

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Summary of CECONY Electric & Gas Joint Proposal On October 18, 2019, CECONY, NYSPSC staff and other parties entered into a Joint Proposal, which is subject to NYSPSC approval, with respect to the company’s rates for electric and gas delivery service. Proposed Rate Changes and Capital Expenditures Electric Gas Case number 19-E-0065 Case number 19-G-0066 Rate Average Capital Rate Average Capital ($ millions) Change Rate Base Expenditure Change Rate Base Expenditure Rate Year 1: 2020 $113 $21,660 $2,135 $84 $7,171 $1,073 Rate Year 2: 2021 370 22,783 2,137 122 7,911 1,055 Rate Year 3: 2022 326 23,926 1,917 167 8,622 989 Proposed Return on Equity and Equity Ratio Return on equity……………..8.8% Equity ratio……………………48% Earnings sharing threshold is 9.3% based on CECONY’s actual average common equity ratio up to 50% Timeline • October 18, 2019: Joint Proposal • November 4, 2019: Initial statements on Joint Proposal (support and opposition) • November 13, 2019: Reply statements / testimony • November 19, 2019: Evidentiary hearings • January /February 2020: Final Rate Order anticipated 18

CECONY Electric & Gas Joint Proposal (cont'd) Key Drivers of Proposed 2020 Electric Rate Increase 1,000 800 $93 $16 $(33) $(70) ) s n 600 o $218 i l l i M n i $101 $(578) $ 400 ( $146 200 $220 $113 0 New Property and Depreciation Amortization of Sales Financing Operating Other (net) Income Total infrastructure other taxes changes deferred credits revenue costs expenses Taxes investment and costs change 19

CECONY Electric & Gas Joint Proposal (cont'd) Key Drivers of Proposed 2020 Gas Rate Increase 350 300 $(7) $67 $(11) $(40) 250 ) $(2) s $28 n o 200 i l l i $58 M $(158) n i 150 $ ( 100 $149 50 $84 0 New Property and Depreciation Amortization of Operating Financing Sales Other (net) Income Total infrastructure other taxes changes deferred credits expenses costs revenue Taxes investment and costs change 20

CECONY Electric Rate Case – Comparison of Filings (cont'd) ($ millions) 21

CECONY Gas Rate Case – Comparison of Filings (cont'd) ($ millions) 22

Comparison of Rate Changes (cont'd) ($ millions) 23

CECONY Electric and Gas Joint Proposal - Impact of Changes to Proposed Rate Base and ROE   • The Joint Proposal reflects an 8.8% return on equity (ROE) and the current rate plan reflects a 9.0% ROE • The net income impact of the 20 basis point difference is $26 million in 2020, $30 million in 2021, and $30 million in 2022 24

Earnings Adjustment Mechanisms and Positive Incentives

Joint Proposal includes potential additional return on equity for each rate year of up to 48 basis points for CECONY electric and 42 basis points for CECONY gas based on proposed annual rate base for each service

Earnings Adjustment Mechanisms



($ in millions)
90
80
70
60
50
40
30
20
10
0
Approved
Proposed
$18
$13
$42
$25
$58
$22
$73
$79
$86
EAMs and positive incentives do not count toward the calculation of earnings-sharing thresholds
2017
2018
2019 (d)
2020 (e)
2021
2022

Positive Incentives[a] [b]



($ in millions)
30
25
20
15
10
5
0
Approved
Proposed
$0
$8
$8
$4
$16
$13
$8
$27
$7
$17
$18
2017
2018 (c)
2019 (c)
2020
2021
2022
Min
Max
Achieved / Projected

a. In 2017 and 2018, CECONY achieved positive incentives of $12 million and $11 million, respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), will be recorded ratably from 2018 to 2020 and also reflected in the positive incentives projected, minimum and maximum amounts for the related period. For the three and nine months ended September 30, 2019, CECONY recorded positive incentives of $2 million and $6 million, respectively, which were achieved in 2017 and 2018.

b. Pursuant to GAAP, two thirds and one third of the positive incentives achieved in 2019, if any, will be recorded in 2019 and 2020, respectively, and also reflected in the positive incentives projected and maximum amounts for the related period.

c. Does not reflect negative revenue adjustments of $5 million, related to a July 13, 2019 power outage, and $4 million that CECONY recorded in 2019 and 2018, respectively.

d. For the three and nine months ended September 30, 2019, CECONY recorded earnings adjustment mechanism incentives of $5 million.

e. CECONY's current electric and gas rate plans will expire on December 31, 2019.

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Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Pursuant to the October 2019 joint proposal (Case 19-E-0065), is reflecting its TCJA net benefits as follows: – the 2019 savings from the Tax Act were passed back to customers in 2019 – pass back of the 2018 savings ($377 million) over a three-year period – $126 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($1,663 million) over remaining lives of the related assets - approximately $50 million annually - and the unprotected portion ($784 million) over a five-year period - $157 million annually, as proposed in the initial filing CECONY Gas • Pursuant to the October 2019 joint proposal (Case 19-G-0066), is reflecting its TCJA net benefits as follows: – the 2019 savings from the Tax Act were passed back to customers in 2019 – pass back of the remaining portion of the 2018 savings ($63 million) over a two-year period – $32 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($725 million) over remaining lives of the related assets - approximately $14 million annually - and the unprotected portion ($107 million) over a five-year period - $21 million annually, as proposed in the initial filing CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 24 – 28 and Note J – Income Taxes on pages 37 – 39 in the 3Q 2019 Form 10-Q. 26

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period – $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($122 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 – In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 24 – 28 and Note J – Income Taxes on pages 37 – 39 in the 3Q 2019 Form 10-Q. 27

CECONY Operations and Maintenance Expenses ($ in millions) Departmental Other Expenses(a) $1,566 $1,528 $1,553 $1,464 $1,477 $1,489 $1,417 $1,384 $354 $344 Other $1,140 $1,110 $352 $519 $998 $1,002 $313 Regulatory $550 Fees and $294 $321 $250 YTD Assessments (b) $469 $468 $1,190 YTD Health Care/ $476 $444 Other Employee $149 $356 YTD Benefits $159 $467 Pension/ $364 $182 OPEBs $160 $126 YTD $170 $166 $159 $147 $100 YTD $58 $71 2014 2015 2016 2017 2018 2019E 2014 2015 2016 (c) 2017 (c) 2018 (c) 2019E (c) a. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. b. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. c. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 30-31 of the 3Q 2019 Form 10-Q. 28

Composition of Regulatory Rate Base(a) (as of September 30, 2019) CECONY ($ in millions) Electric NY $20,948 Gas NY 6,177 Steam NY 1,442 Total CECONY $28,567 O&R ($ in millions) O&R Electric NY $825 O&R Gas NY 442 RECO NJ 249 Total O&R $1,516 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $30,083 Electric Steam a. Average rate base for 12 months ended September 30, 2019. . 29

Average Rate Base Balances ($ in millions) 3-year CAGR 5.9% $33,872 $31,930 $1,741 $30,211 $1,661 $32,131 $28,515 $1,557 $30,269 $1,458 $28,654 $25,014 $26,014 $23,795 $24,522 $1,376 $27,057 O&R $1,304 $1,357 $24,638 $1,297 $23,710 $22,498 $23,165 CECONY Actual Forecast 2014 2015 2016 2017 2018 2019E 2020E(a) 2021E(a) Electric $ 17,403 $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 20,845 $ 21,660 $ 22,783 CECONY Gas 3,593 4,023 4,267 4,723 5,581 6,371 7,171 7,911 Steam 1,502 1,543 1,472 1,402 1,419 1,438 1,438 1,437 Electric 726 769 731 759 806 855 906 948 O&R Gas 372 386 362 392 426 452 476 498 RECO Electric 199 202 211 225 226 250 279 295 a. Amounts reflect the CECONY Joint Proposal 30

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended September 30, 2019) Regulated Basis Allowed Actual CECONY Electric 9.0% 9.0% Gas 9.0 8.8 Steam 9.3 10.5 Overall – CECONY 9.0(a) 9.0 CECONY Equity Ratio 48.0% 47.5% O&R Electric 9.0% 10.2% Gas 9.0 6.8 RECO 9.6 5.0 Overall – O&R 9.1(a) 8.4 O&R Equity Ratio 48.0% 48.1% a. Weighted by rate base. 31

Capital Expenditures ($ in millions) (a) $5,235 $5,249 $248 $1,078 (b) $1,791 $3,936 $3,897 $3,606 $3,632 $400 $400 $66 $3,418 $1,235 $200 $447 $200 $823 $2,721 $447 $3,536 $3,497 $3,093 $3,210 $3,232 $2,922 $2,595 $2,274 2014 2015 2016 2017 2018 2019E 2020E (c) 2021E (c) Actual Forecast CECONY & O&R Clean Energy Businesses Con Edison Transmission a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Con Edison Development subsidiary’s purchase of Sempra Solar Holdings, LLC. c. Amounts reflect the CECONY Joint Proposal 32

Utilities' Capital Expenditures ($ in millions) Steam $3,536 $3,497 $3,232 $3,093 $3,210 $2,922 Gas $2,595 $2,274 Electric Depreciation (a) (a) 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2014 1,500 549 83 991 105 37 61 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019E 1,874 1,050 97 1,380 155 56 84 2020E(a) 2,151 1,078 90 1,614 170 47 89 2021E(a) 2,154 1,060 85 1,723 146 52 91 a. Amounts reflect the CECONY Joint Proposal 33

Financing Activity to Date and Debt Maturities

2019 Financing Activity to Date

- In February, CEI borrowed $825 million under a new two-year term loan due February 2021 and prepaid in full an $825 million term loan that was due in June 2019
- In March, CEI issued approximately 5.6 million common shares for $425 million upon settlement of the remaining portion of the November 2018 equity forward transaction
- In May, CECONY issued $700 million of 4.125% debentures due 2049 and a Con Edison subsidiary borrowed $464 million, due 2026, secured by equity interests in solar electric production projects
- In June, CEI issued 4.75 million common shares for $400 million upon settlement of most of a May 2019 equity forward transaction and CEI prepaid $150 million of the $825 million term loan due February 2021
- In September, O&R agreed to issue in November 2019 $43 million aggregate principal amount of 3.73 percent debentures, due 2049 and to issue in December 2019 $44 million aggregate principal amount of 2.94 percent debentures, due 2029 and $38 million aggregate principal amount of 3.46 percent debentures, due 2039
- In October, CED California Holdings 4, a subsidiary of CED, issued $303 million aggregate principal amount of 3.82 percent senior notes, due 2038

Debt Maturities

($ in millions)	2019	2020	2021	2022	2023
Con Edison, Inc. [parent company]	$3 (a)	$403	$1,178 (b)	$293	$—
CECONY	475 (c)	350	640	—	—
O&R	62 (d)	—	—	—	—
CEBs (e)	111 (f)	130	137	136	302
Total	**$651**	**$883**	**$1,955**	**$429**	**$302**

a. $1 million of CEI debt was paid during the nine months ended September 30, 2019.
b. $150 million of the $825 million term loan was prepaid on June 13, 2019.
c. $475 million of 6.65 percent 10-year debentures matured on April 1, 2019.
d. $2 million of the O&R (RECO) debt was paid on May 15, 2019.
e. Does not include additional principal amounts lenders for PG&E-related project debt may, upon written notice, declare due and payable. See Note C to the financial statements in the 3rd quarter Form 10-Q.
f. $75 million of CEB debt was paid during the nine months ended September 30, 2019.

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Capital Structure – September 30, 2019 ($ in millions) Consolidated Edison, Inc. Baa1 / BBB+ / BBB+ Debt $ 19,451 52% Equity 18,134 48 Total $ 37,585 100% CECONY O&R Parent and Other A3 / A- / A- Baa1 / A- / A- Debt $ 14,374 51% Debt $ 754 49% Debt $ 4,323 57% Equity 14,079 49 Equity 771 51 Equity 3,284 43 Total $ 28,453 100% Total $ 1,525 100% Total $ 7,607 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. All ratings have stable outlooks. 35

Commercial Paper and Letters of Credit ($ in millions) 36

Utilities' Sales and Revenues – Third Quarter and Year-to-Date The changes in the energy delivered by the company’s utility subsidiaries, both for actual amounts and as adjusted for variations in weather and billing days, for the three and nine months ended September 30, 2019 (expressed as a percentage of 2018 amounts): Third Quarter Variation Year-to-Date Variation 2019 vs. 2018 2019 vs. 2018 Actual Adjusted Actual Adjusted CECONY Electric (2.3) 0.7 (2.8) (1.0) Firm – Gas (3.8) 12.1 (3.5) 1.9 Steam (9.5) (7.0) (8.0) (3.5) O&R Electric (3.7) (0.8) (2.3) (1.7) Firm – Gas 1.9 5.2 0.3 1.8 37

Utilities' Sales and Revenues – Electric Third Quarter ($ in millions) Electric – 3rd Quarter Millions of Kilowatt-hours Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential and Religious 3,687 3,777 $923 $988 Commercial and Industrial 2,831 2,706 557 542 Retail choice customers 7,339 7,756 854 910 Public Authorities 26 13 5 3 NYPA, Municipal Agency and other 2,730 2,745 214 222 Total Sales 16,613 16,997 $2,553 $2,665 Orange and Rockland Residential and Religious 586 595 $106 $115 Commercial and Industrial 235 219 36 34 Retail choice customers 796 864 62 67 Public Authorities 30 32 2 4 Total Sales 1,647 1,710 $206 $220 Regulated Utility Sales & Revenues Residential and Religious 4,273 4,372 $1,029 $1,103 Commercial and Industrial 3,066 2,925 593 576 Retail choice customers 8,135 8,620 916 977 Public Authorities 56 45 7 7 NYPA, Municipal Agency and other 2,730 2,745 214 222 Total Sales 18,260 18,707 $2,759 $2,885 38

Utilities' Sales and Revenues – Electric Year-to-Date ($ in millions) Electric – Year-to-Date Millions of Kilowatt-hours Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential and Religious 8,203 8,374 $2,060 $2,211 Commercial and Industrial 7,574 7,343 1,405 1,433 Retail choice customers 18,968 19,996 1,879 2,030 Public Authorities 83 50 15 9 NYPA, Municipal Agency and other sales 7,394 7,697 496 500 Total Sales 42,222 43,460 $5,855 $6,183 Orange and Rockland Residential and Religious 1,339 1,348 $243 $260 Commercial and Industrial 621 609 87 91 Retail choice customers 2,194 2,274 147 158 Public Authorities 80 104 7 10 Total Sales 4,234 4,335 $484 $519 Regulated Utility Sales & Revenues Residential and Religious 9,542 9,722 $2,303 $2,471 Commercial and Industrial 8,195 7,952 1,492 1,524 Retail choice customers 21,162 22,270 2,026 2,188 Public Authorities 163 154 22 19 NYPA, Municipal Agency and other sales 7,394 7,697 496 500 Total Sales 46,456 47,795 $6,339 $6,702 39

Utilities' Sales and Revenues – Gas Third Quarter ($ in millions) Gas – 3rd Quarter Thousands of Dekatherms Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential 4,032 4,469 $103 $118 General 4,097 4,191 45 54 Firm Transportation 9,071 9,211 71 71 Total Firm Sales and Transportation 17,200 17,871 219 243 Interruptible Sales 1,974 1,481 6 6 Transportation of Customer Owned Gas 36,491 45,896 14 16 Total Sales 55,665 65,248 $239 $265 Off-system Sales — — — — Orange and Rockland Residential 621 605 $11 $13 General 161 202 1 3 Firm Transportation 851 795 6 8 Total Firm Sales and Transportation 1,633 1,602 18 24 Interruptible Sales 798 772 1 1 Transportation of Customer Owned Gas 80 63 1 — Total Sales 2,511 2,437 $20 $25 Off-system Sales — — — — Regulated Utility Sales & Revenues Residential 4,653 5,074 $114 $131 General 4,258 4,393 46 57 Firm Transportation 9,922 10,006 77 79 Total Firm Sales and Transportation 18,833 19,473 237 267 Interruptible Sales 2,772 2,253 7 7 Transportation of Customer Owned Gas 36,571 45,959 15 16 Total Sales 58,176 67,685 $259 $290 Off-system Sales — — — — 40

Utilities' Sales and Revenues – Gas Year-to-Date ($ in millions) Gas – Year-to-Date Thousands of Dekatherms Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential 41,035 43,731 $724 $728 General 25,018 25,894 299 298 Firm Transportation 60,590 61,628 444 448 Total Firm Sales and Transportation 126,643 131,253 1,467 1,474 Interruptible Sales 7,375 4,956 34 31 Transportation of Customer Owned Gas 87,899 98,876 44 46 Total Sales 221,917 235,085 $1,545 $1,551 Off-system Sales — — — — Orange and Rockland Residential 6,875 6,503 $98 $96 General 1,608 1,502 18 18 Firm Transportation 6,430 6,867 44 57 Total Firm Sales and Transportation 14,913 14,872 160 171 Interruptible Sales 2,690 2,842 4 5 Transportation of Customer Owned Gas 643 637 1 1 Total Sales 18,246 18,351 $165 $177 Off-system Sales — — — — Regulated Utility Sales & Revenues Residential 47,910 50,234 $822 $824 General 26,626 27,396 317 316 Firm Transportation 67,020 68,495 488 505 Total Firm Sales and Transportation 141,556 146,125 1,627 1,645 Interruptible Sales 10,065 7,798 38 36 Transportation of Customer Owned Gas 88,542 99,513 45 47 Total Sales 240,163 253,436 $1,710 $1,728 Off-system Sales — — — — 41

Utilities' Sales and Revenues – Steam Third Quarter and Year-to-Date ($ in millions) Steam – 3rd Quarter Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 6 12 $2 $2 Apartment House 722 781 13 16 Annual Power 2,443 2,711 36 45 Total Sales 3,171 3,504 $51 $63 Steam – Year-to-Date Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 394 442 $20 $23 Apartment House 4,331 4,670 120 129 Annual Power 10,383 11,313 304 333 Total Sales 15,108 16,425 $444 $485 42

Income Statement – 2019 Third Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $2,877 $241 $247 $1 $(1) $3,365 Depreciation and amortization 346 22 53 — — 421 Other operating expenses 1,808 173 94 2 — 2,077 Total operating expenses 2,154 195 147 2 — 2,498 Operating income 723 46 100 (1) (1) 867 Other income (deductions) (9) (3) 1 27 (2) 14 Interest expense 181 10 61 7 3 262 Income before income tax expense 533 33 40 19 (6) 619 Income tax expense 119 8 (12) 5 (4) 116 Net income $414 $25 $52 $14 $(2) $503 Income attributable to non-controlling interest — — 30 — — 30 Net income for common stock $414 $25 $22 $14 $(2) $473 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2019 Form 10-Q. 43

Income Statement – 2019 Year-to-Date ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $8,248 $678 $696 $3 $(2) $9,623 Depreciation and amortization 1,020 63 169 1 — 1,253 Other operating expenses 5,403 502 344 7 3 6,259 Total operating expenses 6,423 565 513 8 3 7,512 Operating income 1,825 113 183 (5) (5) 2,111 Other income (deductions) (31) (8) 3 76 (9) 31 Interest expense 545 30 170 18 9 772 Income before income tax expense 1,249 75 16 53 (23) 1,370 Income tax expense 271 15 (44) 15 (14) 243 Net income $978 $60 $60 $38 $(9) $1,127 Income attributable to non-controlling interest — — 79 — — 79 Net income for common stock $978 $60 $(19) $38 $(9) $1,048 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2019 Form 10-Q. 44

Balance Sheet – As of September 30, 2019 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $3,005 $255 $458 $— $(137) $3,581 Investments 436 26 — 1,528 (7) 1,983 Net plant 36,885 2,299 4,033 17 — 43,234 Other noncurrent assets 4,482 355 1,885 14 406 7,142 Total assets $44,808 $2,935 $6,376 $1,559 $262 $55,940 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $3,813 $410 $1,819 $94 $83 $6,219 Noncurrent liabilities 12,892 1,060 44 82 (28) 14,050 Long-term debt 14,024 694 2,124 500 195 17,537 Equity 14,079 771 2,389 883 12 18,134 Total liabilities and equity $44,808 $2,935 $6,376 $1,559 $262 $55,940 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2019 Form 10-Q. 45

Statement of Cash Flows – 2019 Year-to-Date ($ in millions) (a) CECONY O&R CEBs CET Other Total Net cash flows from/(used in) operating activities $1,490 $168 $285 $150 $(133) $1,960 Net cash flows from/(used in) investing activities (2,437) (163) (142) (143) 1 (2,884) Net cash flows from/(used in) financing activities 144 (20) (79) (9) 135 171 Net change for the period (803) (15) 64 (2) 3 (753) Balance at beginning of period 818 52 126 2 8 1,006 Balance at end of period (b) $15 $37 $190 $— $11 $253 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the third quarter 2019 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2019 Form 10-Q. 46

List of Notes to 2019 Third Quarter Form 10-Q Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 19 – 24 B – Regulatory Matters 24 – 28 C – Capitalization 29 – 30 D – Short-Term Borrowing 30 E – Pension Benefits 30 – 31 F – Other Postretirement Benefits 31 – 32 G – Environmental Matters 32 – 33 H – Other Material Contingencies 34 – 35 I – Leases 35 – 37 J – Income Tax 37 – 39 K – Financial Information by Business Segment 40 L – Derivative Instruments and Hedging Activities 40 – 43 M – Fair Value Measurements 43 – 46 N – Variable Interest Entities 46 – 47 O – New Financial Accounting Standards 47 – 48 47